Gran Tierra Energy Inc. Announces 2024 Fourth Quarter & Year-End Results
•Record Fourth Quarter Production of 41,009 BOEPD
•Realized 2024 Net Income of $3 Million ($0.10 per Share, Basic) and 2024 Adjusted EBITDA1 of $367 Million
•Delivered Net Cash Provided by Operating Activities of $239.3 million, up 5% from 2023
•Generated 2024 Funds Flow from Operations1 of $225 Million and Achieved 2024 Average Working Interest Production of 34,710 BOEPD, up 6% from 2023
•Sixth Consecutive Year of 1P Total Company Reserves Growth
•Highest Year-End Total Company Reserves in Company History - 167 MMBOE 1P, 293 MMBOE 2P and 385 MMBOE 3P and Achieved 702% 1P, 1,249% 2P and 1,500% 3P Reserves Replacement
•Net Asset Value per Share3 of $35.22 Before Tax and $19.51 After Tax (1P), and $71.14 Before Tax and $41.03 After Tax (2P)
•Achieved Company’s Best Safety Performance on Record in 2024
CALGARY, Alberta, February 24, 2025, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company’s financial and operating results for the fourth quarter (“the Quarter”) and year ended December 31, 2024.3 All dollar amounts are in United States (“U.S.”) dollars and all reserves and production volumes are on an average working interest before royalties (“WI”) basis unless otherwise indicated. Production is expressed in barrels of oil equivalent (“boe”) per day (“boepd”), and reserves are expressed in boe or million boe (“MMBOE”), unless otherwise indicated. Gran Tierra’s 2024 year-end reserves were evaluated by the Company's independent qualified reserves evaluator McDaniel & Associates Consultants Ltd. (“McDaniel”) in a report with an effective date of December 31, 2024 (the “GTE McDaniel Reserves Report”). All reserves values, future net revenue and ancillary information contained in this press release have been prepared by McDaniel and calculated in compliance with Canadian National Instrument 51-101 – Standards of Disclosure for Oil and Gas Activities (“NI 51-101”) and the Canadian Oil and Gas Evaluation Handbook (“COGEH”) and derived from the GTE McDaniel Reserves Report, unless otherwise expressly stated. The following reserves categories are discussed in this press release: Proved Developed Producing (“PDP”), Proved (“1P”), 1P plus Probable (“2P”) and 2P plus Possible (“3P”).
FOURTH QUARTER AND FULL-YEAR 2024 OPERATIONAL AND FINANCIAL HIGHLIGHTS
Message to Shareholders
Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: “2025 is set to be a transformational year for Gran Tierra as we advance exploration drilling in Ecuador, fulfilling all our commitments in the country while integrating our new entry into Canada. We ended 2024 at record highs across all reserve categories and production, setting a solid foundation for the future. While 2024 was dedicated to investing in resource capture, 2025 and beyond will be focused on execution—unlocking the full potential of our extensive, oil-weighted portfolio, which holds over 293 million BOE of 2P reserves. We are also pleased to confirm that Gran Tierra successfully met its average production guidance target for 2024. Furthermore, in 2024, Gran Tierra demonstrated its confidence in the Company's future prospects by repurchasing 6.7% of our outstanding shares4 of common stock through our normal course issuer bid

(“NCIB”) program, showing our dedication to long-term shareholder value creation. With a current before tax 1P net asset value of $35.23 per share, repurchases remain a strategic and efficient way to return capital to our shareholders, while reinforcing our commitment to long-term value creation.
We are excited about the prospects of our 2025 exploration initiatives in Ecuador and Colombia, where we are set to drill between 6 to 8 high-impact exploration wells in our base case. These prospects have the potential to be significant catalysts in our commitment to unlock new reserves and drive sustainable growth. On the development front, we look forward to further appraising our Ecuador discoveries, commencing development of the large Cohembi field, drilling wells in the Montney and appraisal wells in the Clearwater and Central Alberta. With a robust and diverse portfolio of assets, Gran Tierra is poised to capitalize on emerging opportunities and deliver value to all our stakeholders. As we continue to profitably advance our operational and financial goals, we remain deeply committed to the well-being of our employees and the communities where we operate, recognizing their essential role in our success.”
Operational:
•Production:
◦Gran Tierra achieved 2024 average WI production of 34,710 boepd, representing a 6% increase from 2023, as a result of positive exploration results in Ecuador and two months of production from Canadian operations acquired on October 31, 2024, partially offset by lower production in the Acordionero field caused by downtime related to workovers and deferred production from blockades in Suroriente during the Quarter.
◦Building on the Company’s successful development drilling in 2024 and integrating its recently acquired Canadian assets, Gran Tierra expects 2025 production of 47,000-53,000 boepd, as previously forecast. This projected 2025 production increase is expected to result from the Company’s previously forecast 2025 development drilling program of 5-7 gross wells in Suroriente, 2-3 appraisal wells in Ecuador, as well as 6 development wells in Canada. Gran Tierra also plans to drill 6-8 exploration wells in South America in 2025.
•2024 Year-End Reserves and Values3,6:

Before Tax (as of December 31, 2024)	Units	1P	2P	3P
Reserves	MMBOE	167	293	385
Net Present Value at 10% Discount (“NPV10”)	$ million	1,950	3,242	4,517
Net Debt[1]	$ million	(683)	(683)	(683)
Net Asset Value (NPV10 less Net Debt) (“NAV”)	$ million	1,267	2,559	3,834
Outstanding Shares	million	35.97	35.97	35.97
NAV per Share	$/share	35.23	71.14	106.62

After Tax (as of December 31, 2024)	Units	1P	2P	3P
Reserves	MMBOE	167	293	385
NPV10	$ million	1,385	2,159	2,930
Net Debt[1]	$ million	(683)	(683)	(683)
NAV	$ million	702	1,476	2,247
Outstanding Shares	million	35.97	35.97	35.97
NAV per Share	$/share	19.51	41.03	62.46

◦As of December 31, 2024, Gran Tierra achieved6:
▪Before Tax NAV of $1.3 billion (1P), $2.6 billion (2P), and $3.8 billion (3P)
▪After Tax NAV of $0.7 billion (1P), $1.5 billion (2P), and $2.2 billion (3P)
▪Strong reserves replacement ratios of:
•702% 1P, with 1P reserves additions of 89 MMBOE.
•1,249% 2P, with 2P reserves additions of 159 MMBOE.
•1,500% 3P, with 3P reserves additions of 191 MMBOE.
▪NAV per share of $35.23 Before Tax and $19.51 After Tax (1P), and $71.14 Before Tax and $41.03 After Tax (2P). Gran Tierra’s current share price trades at significant discounts across all of the Company’s NAV per share categories.
▪Finding, development and acquisition costs (“FD&A”), including change in future development costs (“FDC”), on a per boe basis of $9.74 (1P), $8.11 (2P) and $6.92 (3P).
▪FD&A costs excluding change in FDC, on a per boe basis of $4.49 (1P), $2.52 (2P) and $2.10 (3P).
▪Canada now represents 46% of 1P and 51% of 2P reserves compared to Gran Tierra’s total reserves.
Financial:
•2024 Net Income: Gran Tierra realized a net income of $3.2 million or $0.10 per share (basic and diluted), compared to net loss of $6.3 million, or $(0.19) per share (basic and diluted) in 2023.
•2024 Adjusted EBITDA1: The Company realized Adjusted EBITDA1 of $366.8 million, a decrease of 8% from $399.4 million in 2023, commensurate with the decrease in the Brent oil price.
•2024 Net Cash Provided by Operating Activities: The Company generated net cash provided by operating activities of $239.3 million, an increase of 5% from $228.0 million in 2023.
•2024 Funds Flow from Operations1: Gran Tierra realized funds flow from operations1 of $224.9 million, compared to $276.8 million in 2023.
•2024 Capital Expenditures: Capital expenditures increased by $7.7 million or 3% to $234.2 million compared to 2023 due to a higher number of wells drilled in 2024, which was predominately funded by the Company’s 2024 net cash provided by operating activities of $239.3 million.
•Key Metrics During the Quarter: The Company realized net income of $34.2 million, Adjusted EBITDA1 of $76.2 million, and funds flow from operations1 of $44.1 million, compared with $1.1 million, $92.8 million, and $60.3 million, respectively, in third quarter 2024 (“the Prior Quarter”). The Company recognized record high quarterly production of 41,009 BOEPD.
•Cash Balance: The Company had $103.4 million in cash and cash equivalents as at December 31, 2024 an increase compared to a cash balance of $62.1 million as at December 31, 2023.
•Share Buybacks: Since January 1, 2022, through its NCIB programs, the Company has re-purchased 6.8 million shares of Common Stock representing about 19% of shares outstanding as of December 31, 2024.
•2024 Operating Costs: Total operating expenses were $202.3 million, compared to $186.9 million in 2023, representing an 8% increase while operating expenses per boe were $16.14, 2% higher when compared to 2023. This increase in 2024 was primarily as a result of higher workovers, and removal of diesel subsidies and higher gas and electricity costs in Colombia, partially offset by lower operating costs in Ecuador as a result of production ramp-up in 2024.

•2024 Cash General and Administrative Costs: The Company’s gross cash general and administrative (“G&A”) costs decreased to $3.18 per boe from $3.38 per boe in 2023. Total cash G&A costs were $39.9 million, a decrease of 1% from $40.1 million in 2023, due to lower business development, legal and consulting costs compared to 2023, offset by the addition of two months of G&A from the newly acquired Canadian operation.
•Oil, Natural Gas and Natural Gas Liquids (“NGL”) Sales:
◦2024: Gran Tierra’s oil, natural gas and NGL sales decreased 2% to $621.8 million, compared to $637.0 million in 2023. This decrease was primarily driven by a 3% decrease in Brent price and a 6% decrease in sales volumes in Colombia, offset by an increase in sales volumes in Ecuador and two months of production in Canada and lower differentials.
◦The Quarter: Gran Tierra generated oil, natural gas and NGL sales of $147.3 million, a decrease of 3% or $4.1 million from the Prior Quarter, primarily driven by a 6% decrease in the Brent oil price, offsetting a 31% increase in production. Oil, natural gas and NGL sales were $39.73 per boe, a 22% decrease from the Prior Quarter primarily as a result of low natural gas prices in Canada.
•Operating Netback1:
◦2024: Gran Tierra’s operating netback1 of $31.99 per boe was down 13% from $36.72 in 2023.
◦The Quarter: The Company’s operating netback1 of $22.19 per boe was lower by 38% from the fourth quarter 2023 and a decrease of 35% from the Prior Quarter due to increased weighting to natural gas in Canada and lower oil price.
Operational Update
•Colombia:
◦Suroriente Block: The first well on the Cohembi North pad spud on February 10, 2025, with production expected by the end of the first quarter of 2025.
•Ecuador:
◦Iguana Block: Gran Tierra is currently drilling the first exploration well in its 6-8 well program with the Iguana SUR-B1 exploration well which was spud on February 4, 2025.
•Canada:
◦Simonette: The development plan with our new joint venture partner, Logan Energy Corp., has commenced with the first two horizontal wells being drilled. Both wells are planned to be stimulated by the end of February and onstream by the end of the first quarter 2025.
◦Central: Gran Tierra has drilled and completed a well in the Nisku with a horizontal lateral length of over 3,000 meters; testing has commenced.
◦Clearwater: Gran Tierra has drilled 5 new wells in the Clearwater at East Dawson and Walrus. The program has confirmed the quality of our acreage in the Clearwater play. These wells are expected to come on-stream in the first quarter 2025. A pilot waterflood at Marten Hills will commence with the drilling of a multilateral injector in the first quarter 2025.
Gran Tierra’s Commitment to Go “Beyond Compliance” with Safe and Sustainable Operations
•2024 was the Company’s safest year on record. GTE has accumulated a total of 27.8 million person-hours without a Lost Time Injury (LTI), and in 2024, the Company’s Total Recordable Incident Frequency (TRIF) was 0.03, placing Gran Tierra in the top quartile for safety performance across its operating regions.

•2024 was another exciting year for the NaturAmazonas project, a partnership founded by Conservation International and Gran Tierra Energy in 2017. The high-quality cocoa produced through this program garnered international attention resulting in a signed commercial agreement with KAOKA, one of the largest buyers of organic cocoa worldwide, to export 12.5 tons of organic deforestation free cocoa. This outcome means additional markets and incomes for producers in Putumayo.
•To date, the NaturAmazonas program has seen over 3,500 hectares of the Amazonian rainforest restored including over 1.6 million trees planted. The meliponiculturists (stingless beekeepers) from our Sustainable Productive Landscapes program, own Colombia’s largest number of hives, which is estimated to be 6,000 hives. Their bees contribute to pollination across approximately 24,000 hectares of native forests and cultivated plantations.
•The NaturAmazonas project has also benefited more than 4,200 families from the departments of Putumayo, Caquetá and Cauca, who have been trained in conservation techniques and supported the implementation of sustainable economic opportunities such as the production of organic cocoa, honey and açaí.
•Gran Tierra has been accepted by the Voluntary Principles Initiative (VPI) as an official member of the Voluntary Principles for Security and Human Rights world-wide initiative.
Corporate Presentation:
•Gran Tierra’s Corporate Presentation has been updated and is available at www.grantierra.com.

Financial and Operational Highlights5 (all amounts in $000s, except per share and boe amounts)

	Year Ended		Three Months Ended
	December 31,	December 31,	December 31,	December 31,	September 30,
	2024	2023	2024	2023	2024
Net Income (Loss)	$3,216	$(6,287)	$(34,210)	$7,711	$1,133
Net Income (Loss) Per Share - Basic	$0.10	$(0.19)	$(1.04)	$0.24	$0.04
Net Income (Loss) Per Share - Diluted	$0.10	$(0.19)	$(1.04)	$0.23	$0.04

Oil, Natural Gas and NGL Sales	$621,849	$636,957	$147,290	$154,944	$151,373
Operating Expenses	(202,331)	(186,864)	(60,770)	(47,637)	(46,060)
Transportation Expenses	(18,464)	(14,546)	(4,279)	(3,947)	(3,911)
Operating Netback[1]	$401,054	$435,547	$82,241	$103,360	$101,402

G&A Expenses Before Stock-based Compensation	$39,912	$40,124	$8,672	$11,072	$9,491
G&A Expenses (Recovery) Stock-Based Compensation	9,707	5,722	3,331	1,974	(3,145)
G&A Expenses, Including Stock-Based Compensation	$49,619	$45,846	$12,003	$13,046	$6,346

EBITDA[1]	$355,690	$377,550	$65,247	$83,634	$97,365

Adjusted EBITDA[1]	$366,758	$399,355	$76,168	$92,964	$92,794

Net Cash Provided by Operating Activities	$239,321	$227,992	$26,607	$69,027	$78,654

Funds Flow from Operations[1]	$224,941	$276,785	$44,129	$84,663	$60,338

Capital Expenditures	$234,236	$226,584	$70,413	$35,826	$49,779

Free Cash Flow[1]	$(9,295)	$50,201	$(26,284)	$48,837	$10,559

Average Daily Volumes (BOEPD)
Working Interest Production Before Royalties	34,710	32,647	41,009	31,309	32,764
Royalties	(6,820)	(6,548)	(7,327)	(6,417)	(6,776)
Production NAR	27,890	26,099	33,682	24,892	25,988
(Decrease) Increase in Inventory	(454)	(152)	(712)	57	(523)
Sales	27,436	25,947	32,970	24,949	25,465
Royalties, % of WI Production Before Royalties	20%	20%	18%	20%	21%

Per boe[5]
Brent	$79.86	$82.16	$74.01	$82.85	$78.71
Quality and Transportation Discount	(17.93)	(14.91)	(25.45)	(15.34)	(14.10)

Royalties	(12.33)	(13.55)	(8.83)	(13.47)	(13.58)
Average Realized Price	$49.60	$53.70	$39.73	$54.04	$51.03
Transportation Expenses	(1.47)	(1.23)	(1.15)	(1.38)	(1.32)
Average Realized Price Net of Transportation Expenses	$48.13	$52.47	$38.58	$52.66	$49.71
Operating Expenses	(16.14)	(15.75)	(16.39)	(16.61)	(15.53)
Operating Netback[1]	$31.99	$36.72	$22.19	$36.05	$34.18
Cash G&A Expenses	(3.18)	(3.38)	(2.34)	(3.86)	(3.20)
Severance Expenses	(0.12)	—	(0.41)	—	—
Transaction Costs	(0.47)	—	(1.20)	—	(0.49)
Realized Foreign Exchange Gain (Loss)	0.07	(1.43)	0.07	(0.34)	0.34
Cash Settlement on Derivative Instruments	0.09	—	0.30	—	—
Interest Expense, Excluding Amortization of Debt Issuance Costs	(5.38)	(4.21)	(5.40)	(5.35)	(5.65)
Interest Income	0.29	0.17	0.34	0.10	0.23
Other Cash Gain	0.12	—	0.40	—	—
Net Lease Payments	0.07	0.16	0.07	0.13	0.07
Current Income Tax (Expense) Recovery	(5.53)	(4.70)	(2.12)	2.80	(5.13)
Cash Netback[1]	$17.95	$23.33	$11.90	$29.53	$20.35

Share Information (000s)
Common Stock Outstanding, End of Period	35,972	32,247	35,972	32,247	33,288
Weighted Average Number of Common - Basic	32,043	33,470	34,333	32,861	33,287
Weighted Average Number of Common - Diluted	32,043	33,470	34,333	32,921	33,350

	As at December 31
($000s)	2024	2023	% Change
Cash and cash equivalents	$103,379	$62,146	66

Credit facility	$—	$36,364	(100)

Senior Notes	$786,619	$536,619	47

Additional information on 2024 expenses:
•Quality and Transportation Discount: increased in 2024 to $17.93 per boe compared to $14.91 per boe in 2023.
•Transportation Expenses: increased by 20% to $1.47 per boe in 2024 from $1.23 per boe in 2023 primarily due to higher sales volumes transported in Ecuador, two months transportation of sales volumes in Canada through pipelines, and an increase in trucking tariffs for Acordionero volumes in 2024.
•Royalties: decreased to $12.33 per boe in 2024, from $13.55 per boe in 2023. This decrease was driven by the 3% decrease in the Brent oil price in 2024 relative to 2023.
1 Operating netback, EBITDA, Adjusted EBITDA, funds flow from operations, net debt, free cash flow, and cash netback, are non-GAAP measures and do not have a standardized meaning under GAAP. Cash flow refers to the GAAP line item “net cash provided by operating activities”. Refer to “Non-GAAP Measures” in this press release for descriptions of these non-GAAP measures and reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.
2 NAV per share is calculated as NPV10 (before or after tax, as applicable) of the applicable reserves category minus net debt, divided by the number of shares of Gran Tierra’s common stock issued and outstanding.
3 All dollar amounts are in United States dollars and production and reserves volumes are on an average WI before royalties basis, unless otherwise indicated. Per boe amounts are based on WI sales before royalties. Production is expressed in boepd and reserves are expressed in boe or MMBOE, unless otherwise indicated. For per boe amounts based on net after royalty (“NAR”) production, see Gran Tierra’s Annual Report on Form 10-K filed February 24, 2025
4 Outstanding shares based on December 31, 2023 balance of 32,246,501 shares
5 Per boe amounts are based on WI sales before royalties. For per boe amounts based on NAR production, see Gran Tierra’s Annual Report on Form 10-K filed on February 24, 2025.

6 The after-tax net present value of the Company’s oil and gas properties reflects the tax burden on the properties on a stand-alone basis. It does not consider the corporate tax situation, or tax planning. It does not provide an estimate of the value at the Company level which may be significantly different. The Company’s financial statements should be consulted for information at the Company level.

Conference Call Information
Gran Tierra will host its fourth quarter and full year 2024 results conference call on Monday, February 24, 2025, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time, and 4:00 p.m. Greenwich Mean Time. Interested parties may register for the conference call by going to the following link: https://register.vevent.com/register/BI73eac887f1ea473fb403e3c298d6860c. Please note that there is no longer a general dial-in number to participate and each individual party must register through the provided link. Once parties have registered, they will be provided a unique PIN and call-in details. There is also a feature that allows parties to elect to be called back through the “Call Me” function on the platform. Interested parties can also continue to access the live webcast from their mobile or desktop devices by going to the following link: https://edge.media-server.com/mmc/p/6sr4wvg8, which is also available on Gran Tierra's website at https://www.grantierra.com/investor-relations/presentations-events/.
About Gran Tierra Energy Inc.
Gran Tierra Energy Inc., together with its subsidiaries, is an independent international energy company currently focused on oil and natural gas exploration and production in Canada, Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Canada, Colombia and Ecuador and will continue to pursue additional new growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Except to the extent expressly stated otherwise, information on the Company’s website or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.
Gran Tierra's Securities and Exchange Commission (the “SEC”) filings are available on the SEC website at http://www.sec.gov. The Company’s Canadian securities regulatory filings are available on SEDAR+ at http://www.sedarplus.ca and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.
Contact Information
For investor and media inquiries please contact:
Gary Guidry, President & Chief Executive Officer
Ryan Ellson, Executive Vice President & Chief Financial Officer
Tel: +1.403.265.3221
For more information on Gran Tierra please go to: www.grantierra.com.
Forward Looking Statements and Legal Advisories:
This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward- looking statements”), which can be identified by such terms as “believe,” “expect,” “anticipate,” “forecast,” “budget,” “will,” “estimate,” “target,” “project,” “plan,” “should,” “guidance,” “outlook,” “strives” or similar expressions are forward-looking statements. Such forward-looking statements include, but are not limited to, the Company’s strategies and expectations, capital program, drilling plans, cost saving initiatives, future sources of funding for capital expenditures and other activities, future planned operations and production estimates, forecast prices, and the Company’s plans to benefit the environment or communities in which it operates. Statements relating to “reserves” are also deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, including that the reserves described can be profitably produced in the future.
The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, the ability of Gran Tierra to successfully integrate the assets and operations of i3 Energy or realize the anticipated benefits and operating synergies expected from the acquisition of i3 Energy, the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates), rig availability, the risk profile of planned exploration activities, the effects of drilling down-dip, the 5-year weighted-average Brent forecast, the effects of waterflood and multi-stage fracture stimulation operations, the extent and effect of delivery disruptions, and the general continuance of current or, where applicable, assumed operational, regulatory and industry conditions in Canada, Colombia and Ecuador and areas of potential expansion, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned. Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time but no assurance can be given that these factors, expectations and assumptions will prove to be correct.
Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: our operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; other disruptions to local operations; global health events; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including inflation and changes resulting from a global health crisis, geopolitical events, including the ongoing conflicts in Ukraine and the Gaza region, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a prolonged decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil and natural gas prices and oil and natural gas consumption more than we currently predict, which could cause further modification of our strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of our products; our ability to execute our business plan, which may include acquisitions, and realize expected benefits from current or future initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of our common stock or bonds; the risk that we do not receive the anticipated benefits of government programs, including government tax refunds; our ability to comply with financial covenants in its credit agreement and indentures and make borrowings under any credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2024 filed February 24, 2025 and its other filings with the SEC. These filings are available on the SEC website at http://www.sec.gov and on SEDAR+ at www.sedarplus.ca. Although the current guidance, capital spending program and long term strategy of Gran Tierra are based upon the current expectations of the management of Gran Tierra, should any one of a number of issues arise, Gran Tierra may find it necessary to alter its business strategy and/or capital spending program and there can be no assurance as at the date of this press release as to how those funds may be reallocated or strategy changed and how that would impact Gran Tierra’s results of operations and financial position. Forecasts and expectations that cover multi-year time horizons or are associated with 2P reserves inherently involve increased risks and actual results may differ materially.
All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.
The estimates of future production, future net revenue and certain expenses or costs set forth in this press release may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective operational and financial performance, financial position or cash flows are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. In particular, this press release contains projected operational and financial information for 2025. These projections contain forward-looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. The actual results of Gran Tierra’s operations for any period could vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective operational and financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.
Non-GAAP Measures
This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss, cash flow from operating activities or other measures of financial performance as determined in accordance with GAAP. Gran Tierra’s method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.
Net Debt, as presented as at December 31, 2024 is comprised of $787 million (gross) of senior notes outstanding less cash and cash equivalents of $103 million, prepared in accordance with GAAP. Management believes that net debt is a useful supplemental measure for management and investors in order to evaluate the financial sustainability of the Company’s business and leverage. The most directly comparable GAAP measure is total debt.
Operating netback, as presented is defined as oil, natural gas and NGL sales less operating and transportation expenses. Operating netback per boe, as presented is defined as average realized price per boe less operating and transportation expenses per boe. Cash netback, as presented, is defined as net income or loss adjusted for depletion, depreciation and accretion (“DD&A”) expenses, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, other non-cash gains or losses and other financial instruments gains or losses. Cash netback per boe, as presented, is defined as cash netback over WI sales volumes. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra’s principal business activities prior to the consideration of other income and expenses. See the table entitled Financial and Operational Highlights above for the components of operating netback and operating netback per boe. A reconciliation from net income or loss to cash netback is as follows:

	Year Ended		Three Months Ended
	December 31,		December 31,		September 30,
Cash Netback - Non-GAAP Measure ($000s)	2024	2023	2024	2023	2024
Net (loss) income	$3,216	$(6,287)	$(34,210)	$7,711	$1,133
Adjustments to reconcile net (loss) income to cash netback
DD&A expenses	230,619	215,584	63,406	52,635	55,573
Deferred tax (recovery) expense	(27,888)	56,759	4,444	13,517	5,550
Stock-based compensation expense (recovery)	9,707	5,722	3,331	1,974	(3,145)
Amortization of debt issuance costs	12,918	5,831	3,743	2,437	3,109
Non-cash lease expense	5,923	4,967	1,759	1,479	1,370
Lease payments	(5,035)	(3,018)	(1,495)	(1,100)	(1,171)
Unrealized foreign exchange (gain) loss	(7,893)	(5,085)	(223)	2,729	(2,081)
Other non-cash loss	—	2,312	—	3,281	—
Unrealized derivative instruments loss	3,374	—	3,374	—	—
Cash netback (non-GAAP)	$224,941	$276,785	$44,129	$84,663	$60,338

EBITDA, as presented, is defined as net income or loss adjusted for DD&A expenses, interest expense, and income tax expense. Adjusted EBITDA, as presented, is defined as EBITDA adjusted for non-cash lease expense, lease payments, foreign exchange gains or losses, transaction costs, other financial instruments gains or losses, other non-cash gain or loss and stock-based compensation expense. Management uses this supplemental measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is a useful supplemental information for investors to analyze our performance and our financial results. A reconciliation from net income or loss or loss to EBITDA and adjusted EBITDA is as follows:

	Year Ended		Three Months Ended
	December 31,		December 31,		September 30,
EBITDA - Non-GAAP Measure ($000s)	2024	2023	2024	2023	2024
Net (loss) income	$3,216	$(6,287)	$(34,210)	$7,711	$1,133
Adjustments to reconcile net (loss) income to EBITDA and Adjusted EBITDA
DD&A expenses	230,619	215,584	63,406	52,635	55,573
Interest expense	80,466	55,806	23,752	17,789	19,892
Income tax expense	41,389	112,447	12,299	5,499	20,767
EBITDA (non-GAAP)	$355,690	$377,550	$65,247	$83,634	$97,365
Non-cash lease expense	5,923	4,967	1,759	1,479	1,370
Lease payments	(5,035)	(3,018)	(1,495)	(1,100)	(1,171)
Foreign exchange loss	(8,808)	11,822	(496)	3,696	(3,084)
Unrealized derivative instruments loss	3,374	—	3,374	—	—
Transaction costs	5,907	—	4,448	—	1,459
Other non-cash gain	—	2,312	—	3,281	—
Stock-based compensation expense (recovery)	9,707	5,722	3,331	1,974	(3,145)
Adjusted EBITDA (non-GAAP)	$366,758	$399,355	$76,168	$92,964	$92,794

Funds flow from operations, as presented, is defined as net income or loss adjusted for DD&A expenses, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, other non-cash gains or losses, and other financial instruments gains or losses. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. Free cash flow, as presented, is defined as funds flow from operations adjusted for capital expenditures. Management uses this financial measure to analyze cash flow generated by our principal business activities after capital requirements and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net income or loss or loss to funds flow from operations and free cash flow is as follows:

	Year Ended		Three Months Ended
	December 31,		December 31,		September 30,
Funds Flow From Operations - Non-GAAP Measure ($000s)	2024	2023	2024	2023	2024
Net (loss) income	$3,216	$(6,287)	$(34,210)	$7,711	$1,133
Adjustments to reconcile net (loss) income to funds flow from operations
DD&A expenses	230,619	215,584	63,406	52,635	55,573
Deferred tax (recovery) expense	(27,888)	56,759	4,444	13,517	5,550
Stock-based compensation expense (recovery)	9,707	5,722	3,331	1,974	(3,145)
Amortization of debt issuance costs	12,918	5,831	3,743	2,437	3,109
Non-cash lease expense	5,923	4,967	1,759	1,479	1,370
Lease payments	(5,035)	(3,018)	(1,495)	(1,100)	(1,171)
Unrealized foreign exchange (gain) loss	(7,893)	(5,085)	(223)	2,729	(2,081)
Other non-cash loss	—	2,312	—	3,281	—
Unrealized derivative instruments loss	3,374	—	3,374	—	—
Funds flow from operations (non-GAAP)	$224,941	$276,785	$44,129	$84,663	$60,338
Capital expenditures	$234,236	$226,584	$70,413	$35,826	$49,779
Free cash flow (non-GAAP)	$(9,295)	$50,201	$(26,284)	$48,837	$10,559
DISCLOSURE OF OIL AND GAS INFORMATION
Gran Tierra’s Statement of Reserves Data and Other Oil and Gas Information on Form 51-101F1 dated effective as at December 31, 2024, which includes disclosure of its oil and gas reserves and other oil and gas information in accordance with NI 51-101 and COGEH forming the basis of this press release, is available on SEDAR+ at www.sedarplus.ca. All reserves values, future net revenue and ancillary information contained in this press release as of December 31, 2024 are derived from the GTE McDaniel Reserves Report.
Estimates of net present value and future net revenue contained herein do not necessarily represent fair market value of reserves. Estimates of reserves and future net revenue for individual properties may not reflect the same level of confidence as estimates of reserves and future net revenue for all properties, due to the effect of aggregation. There is no assurance that the forecast price and cost assumptions applied by McDaniel in evaluating Gran Tierra’s reserves and future net revenue will be attained and variances could be material. See Gran Tierra’s press release dated January 23, 2025 for a summary of the price forecasts employed by McDaniel in the GTE McDaniel Reserves Report and other information regarding the disclosed future net revenue.
All evaluations of future net revenue contained in the GTE McDaniel Reserves Report are after the deduction of royalties, operating costs, development costs, production costs and abandonment and reclamation costs but before consideration of indirect costs such as administrative, overhead and other miscellaneous expenses. It should not be assumed that the estimates of future net revenue presented in this press release represent the fair market value of the reserves. There are numerous uncertainties inherent in estimating quantities of crude oil and natural gas reserves and the future cash flows attributed to such reserves. The reserve and associated cash flow information set forth in the GTE McDaniel Reserves Report are estimates only and there is no guarantee that the estimated reserves will be recovered. Actual reserves may be greater than or less than the estimates provided therein.
BOEs have been converted on the basis of six thousand cubic feet (“Mcf”) natural gas to 1 boe of oil. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf: 1 boe is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6 Mcf: 1 boe would be misleading as an indication of value.
References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium, heavy crude oil, tight oil, conventional natural gas, shale gas and natural gas liquids for which there is no precise breakdown since the Company’s sales volumes typically represent blends of more than one product type. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.
Future Net Revenue
Future net revenue reflects McDaniel’s forecast of revenue estimated using forecast prices and costs, arising from the anticipated development and production of reserves, after the deduction of royalties, operating costs, development costs and abandonment and reclamation costs and taxes but before consideration of indirect costs such as administrative, overhead and other miscellaneous expenses. The estimate of future net revenue below does not necessarily represent fair market value.

Consolidated Properties at December 31, 2024
Proved (1P) Total Future Net Revenue ($ million)
Forecast Prices and Costs
Years	Sales Revenue	Total Royalties	Operating Costs	Future Development Capital	Abandonment and Reclamation Costs	Future Net Revenue Before Future Taxes	Future Taxes	Future Net Revenue After Future Taxes*
2025-2029 (5 Years)	5,139	(981)	(1,385)	(1,025)	(27)	1,721	(491)	1,230
Remainder	3,617	(578)	(1,549)	(4)	(377)	1,109	(370)	739
Total (Undiscounted)	8,756	(1,559)	(2,934)	(1,029)	(404)	2,830	(861)	1,969
Total (Discounted @ 10%)						1,950	(565)	1,385

Consolidated Properties at December 31, 2024
Proved Plus Probable (2P) Total Future Net Revenue ($ million)
Forecast Prices and Costs
Years	Sales Revenue	Total Royalties	Operating Costs	Future Development Capital	Abandonment and Reclamation Costs	Future Net Revenue Before Future Taxes	Future Taxes	Future Net Revenue After Future Taxes*
2025-2029 (5 Years)	6,620	(1,297)	(1,583)	(1,438)	(25)	2,277	(791)	1,486
Remainder	8,685	(1,529)	(2,967)	(371)	(420)	3,398	(1,082)	2,316
Total (Undiscounted)	15,305	(2,826)	(4,550)	(1,809)	(445)	5,675	(1,873)	3,802
Total (Discounted @ 10%)						3,242	(1,083)	2,159

Consolidated Properties at December 31, 2024
Proved Plus Probable Plus Possible (3P) Total Future Net Revenue ($ million)
Forecast Prices and Costs
Years	Sales Revenue	Total Royalties	Operating Costs	Future Development Capital	Abandonment and Reclamation Costs	Future Net Revenue Before Future Taxes	Future Taxes	Future Net Revenue After Future Taxes*
2025-2029 (5 Years)	7,490	(1,467)	(1,672)	(1,563)	(25)	2,763	(1,015)	1,748
Remainder	13,422	(2,598)	(4,106)	(519)	(439)	5,760	(1,907)	3,853
Total (Undiscounted)	20,912	(4,065)	(5,778)	(2,082)	(464)	8,523	(2,922)	5,601
Total (Discounted @ 10%)						4,517	(1,587)	2,930
Definitions
Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.
Probable reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.
Possible reserves are those additional reserves that are less certain to be recovered than Probable reserves. It is unlikely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable plus possible reserves. There is a 10% probability that the quantities actually recovered will equal or exceed the sum of Proved plus Probable plus Possible reserves.
Certain terms used in this press release but not defined are defined in NI 51-101, CSA Staff Notice 51-324 - Revised Glossary to NI 51-101 Standards of Disclosure for Oil and Gas Activities (“CSA Staff Notice 51-324”) and/or the COGEH and, unless the context otherwise requires, shall have the same meanings herein as in NI 51-101, CSA Staff Notice 51-324 and the COGEH, as the case may be.
Oil and Gas Metrics
This press release contains a number of oil and gas metrics, including NAV per share, FD&A costs, operating netback, cash netback, and reserves replacement which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.
•NAV per share is calculated as the applicable NPV10 (before or after-tax, as applicable) of the applicable reserves category minus estimated net debt, divided by the number of shares of Gran Tierra’s common stock issued and outstanding. Management uses NAV per share as a measure of the relative change of Gran Tierra’s net asset value over its outstanding common stock over a period of time.
•FD&A costs are calculated as estimated exploration and development capital expenditures, including acquisitions and dispositions, divided by the applicable reserves additions both before and after changes in FDC costs. The calculation of FD&A costs incorporates the change in FDC required to bring proved undeveloped and developed reserves into production. The aggregate of the exploration and development costs incurred in the financial year and the changes during that year in estimated FDC may not reflect the total FD&A costs related to reserves additions for that year. Management uses FD&A costs per boe as a measure of its ability to execute its capital program and of its asset quality
•Operating netback and cash netback are calculated as described in this press release. Management believes that operating netback and cash netback are useful supplemental measures for the reasons described in this press release.
•Reserves replacement is calculated as reserves in the referenced category divided by estimated referenced production. Management uses this measure to determine the relative change of its reserves base over a period of time.
Disclosure of Reserve Information and Cautionary Note to U.S. Investors
Unless expressly stated otherwise, all estimates of proved developed producing, proved, probable and possible reserves and related future net revenue disclosed in this press release have been prepared in accordance with NI 51-101. Estimates of reserves and future net revenue made in accordance with NI 51-101 will differ from corresponding GAAP standardized measures prepared in accordance with applicable SEC rules and disclosure requirements of the U.S. Financial Accounting Standards Board (“FASB”), and those differences may be material. NI 51-101, for example, requires disclosure of reserves and related future net revenue estimates based on forecast prices and costs, whereas SEC and FASB standards require that reserves and related future net revenue be estimated using average prices for the previous 12 months and that the standardized measure reflect discounted future net income taxes related to the Company’s operations. In addition, NI 51-101 permits the presentation of reserves estimates on a “company gross” basis, representing Gran Tierra’s working interest share before deduction of royalties, whereas SEC and FASB standards require the presentation of net reserve estimates after the deduction of royalties and similar payments. There are also differences in the technical reserves estimation standards applicable under NI 51-101 and, pursuant thereto, the COGEH, and those applicable under SEC and FASB requirements.
In addition to being a reporting issuer in certain Canadian jurisdictions, Gran Tierra is a registrant with the SEC and subject to domestic issuer reporting requirements under U.S. federal securities law, including with respect to the disclosure of reserves and other oil and gas information in accordance with U.S. federal securities law and applicable SEC rules and regulations (collectively, “SEC requirements”). Disclosure of such information in accordance with SEC requirements is included in the Company’s Annual Report on Form 10-K and in other reports and materials filed with or furnished to the SEC and, as applicable, Canadian securities regulatory authorities. The SEC permits oil and gas companies that are subject to domestic issuer reporting requirements under U.S. federal securities law, in their filings with the SEC, to disclose only estimated proved, probable and possible reserves that meet the SEC’s definitions of such terms. Gran Tierra has disclosed estimated proved, probable and possible reserves in its filings with the SEC. In addition, Gran Tierra prepares its financial statements in accordance with United States generally accepted accounting principles, which require that the notes to its annual financial statements include supplementary disclosure in respect of the Company’s oil and gas activities, including estimates of its proved oil and gas reserves and a standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities. This supplementary financial statement disclosure is presented in accordance with FASB requirements, which align with corresponding SEC requirements concerning reserves estimation and reporting.
The Company believes that the presentation of NPV10 is useful to investors because it presents (i) relative monetary significance of its oil and natural gas properties regardless of tax structure and (ii) relative size and value of its reserves to other companies. The Company also uses this measure when assessing the potential return on investment related to its oil and natural gas properties. NPV10 and the standardized measure of discounted future net cash flows do not purport to present the fair value of the Company’s oil and gas reserves. The Company has not provided a reconciliation of NPV10 to the standardized measure of discounted future net cash flows because it is impracticable to do so.